UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 29, 2007

Calamos Asset Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-51003 (Commission File Number)	32-0122554 (I.R.S. Employer Identification No.)

2020 Calamos Court Naperville, Illinois (Address of Principal Executive Offices)	60563 (Zip Code)
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (630) 245-7200
Not Applicable
(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Press Release

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (c) On January 29, 2007, the board of directors of Calamos Asset Management, Inc. (“Corporation”) added the newly created role of chief operating officer to Patrick H. Dudasik’s then existing roles as executive vice president, chief financial officer and treasurer. Mr. Dudasik (51) served as the Corporation’s executive vice president, chief financial officer and treasurer from October 2004 through January 2007. Mr. Dudasik joined our predecessor company and affiliate, Calamos Family Partners, Inc., in 2001 as its chief financial officer. Before joining Calamos Family Partners, Mr. Dudasik worked for 18 years at Zurich Kemper investments, Inc., an investment advisor, where he last served as executive vice president and chief financial officer. As previously disclosed on a Form 8-K filed on November 2, 2004, the Corporation entered into an employment agreement with Mr. Dudasik and adopted an incentive compensation plan under which Mr. Dudasik participates and has received equity awards. A copy of the press release issued by the Corporation is attached as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits
          99.1 Press release issued by the Corporation on February 1, 2007.

2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMOS ASSET MANAGEMENT, INC.
Date: February 1, 2007	By:	/s/ James S. Hamman, Jr.
James S. Hamman, Jr.
Executive Vice President, General Counsel and Secretary

3

Exhibit Index

Exhibit Number	Description
99.1	Press release issued by the Corporation on February 1, 2007.